Exhibit 99.2

March 30, 2006

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

Deutsche Bank Trust Company Americas

60 Wall Street, 26 Floor

New York, New York 10005

Report of Independent Accountants

SLM Student Loan Trust 2005-6

We have examined management’s assertion included in the accompanying report titled Report of Management on Compliance by Administrator, that Sallie Mae, Inc. (the “Company”) complied, in all material respects, with the terms and conditions of Sections 2.3(a)(1), 2.3(a)(2), 2.4, 2.6(a), 2.7(a), 2.7(b), 2.7(c), 2.9(a), 2.9(b), 2.11, 3.1(b), 3.1(c), 3.1(d), 3.2(a), 3.2(c) and 3.2(d) of the Administration Agreement among the Company, Chase Bank USA, National Association, Deutsche Bank Trust Company Americas and Sallie Mae, Inc., as Servicer (the “Agreement”) pursuant to the SLM Student Loan Trust 2005-6, for the period July 27, 2005 through December 31, 2005. The Company’s management is responsible for the assertion. Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period July 27, 2005 through December 31, 2005 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Bank USA, National Association and Deutsche Bank Trust Company Americas and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/S/ PRICEWATERHOUSE COOPERS

Report of Management on Compliance by Administrator

I acknowledge that as a member of management of Sallie Mae, Inc. (the “Company”), we are responsible for ensuring compliance with the terms and conditions of Sections 2.3(a)(1), 2.3(a)(2), 2.4, 2.6(a), 2.7(a), 2.7(b), 2.7(c), 2.9(a), 2.9(b), 2.11, 3.1(b), 3.1(c), 3.1(d), 3.2(a), 3.2(c) and 3.2(d) of the Administration Agreement among the Company, Chase Bank USA, National Association, Deutsche Bank Trust Company Americas and Sallie Mae, Inc., as Servicer, (the “Agreement”) pursuant to the SLM Student Loan Trust 2005-6. We are also responsible for establishing and maintaining effective internal control over compliance with the terms and conditions of the Agreement.

We have performed an evaluation of the Company’s compliance with the conditions of the Sections in the Agreement indicated above. Based on the evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period July 27, 2005 through December 31, 2005.

March 30, 2006

/S/ J. LANCE FRANKE

J. Lance Franke

Senior Vice President

SALLIE MAE, INC.

March 30, 2006

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

Deutsche Bank Trust Company Americas

60 Wall Street, 26 Floor

New York, New York 10005

Report of Independent Accountants

SLM Student Loan Trust 2005-6

We have examined management’s assertion, included in the accompanying report titled Report of Management on Compliance by Servicer, that Sallie Mae, Inc., (the “Company”) complied, in all material respects, with the terms and conditions of the following:

•                  Sections 2.2, 2.3, 3.1, 3.2A, 3.2B, 3.2C, 3.5A, 3.6, and 3.10 of the Servicing Agreement.

•                  Pursuant to Section 3.15 of the Servicing Agreement; Sections 2.4, 2.5A, 2.6A, 2.6B, 3.1A, and 3.2B of the Administration Agreement.

The Servicing Agreement exists among the Company, Chase Bank USA, National Association, Deutsche Bank Trust Company Americas, and Sallie Mae, Inc., as Administrator, (the “Agreement”) pursuant to the SLM Student Loan Trust 2005-6, for the period July 22, 2005 through December 31, 2005. The Company’s management is responsible for the assertion. Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period July 22, 2005 through December 31, 2005 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Bank USA, National Association and Deutsche Bank Trust Company Americas and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/S/ PRICEWATERHOUSE COOPERS

Report of Management on Compliance by Servicer

I acknowledge that as a member of management of Sallie Mae, Inc., (the “Company”), we are responsible for ensuring compliance with the terms and conditions of the following:

•                  Sections 2.2, 2.3, 3.1, 3.2A, 3.2B, 3.2C, 3.5A, 3.6, and 3.10 of the Servicing Agreement.

•                  Pursuant to Section 3.15 of the Servicing Agreement; Sections 2.4, 2.5A, 2.6A, 2.6B, 3.1A, and 3.2B of the Administration Agreement.

The Servicing Agreement exists among the Company, Chase Bank USA, National Association, Deutsche Bank Trust Company Americas, and the Sallie Mae Inc., as Administrator, (the “Agreement”) pursuant to the SLM Student Loan Trust 2005-6. We are also responsible for reviewing and ensuring implementation of, and ongoing compliance with, effective internal control over compliance with the terms and conditions of the Agreement.

On an ongoing basis we evaluate the Company’s compliance with the terms and conditions of the Sections in Agreement indicated above. Based on this management oversight and evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period July 22, 2005 through December 31, 2005.

March 30, 2006

/S/ JOHN F. WALLERSTEDT

John F. Wallerstedt

Vice President

SALLIE MAE, INC.